HEXIMAL VIDEO COMPRESSIONS & ENLIGHTENED CAPITAL

VALUATION STUDIES

FEBRUARY 2019

BDO

BDO Israel
Amot Bituach house
48 Menachem Begin Road, Tel-Aviv 66180
Israel

Mr. David Danielli,
CEO

Moti Dattelkramer C.P.A (Isr.) MBA
Partner, Head of Corporate Finance
Phone: +972 (0)3-637-4818
Cell: +972 (0)50-6145020
Email: Motid@bdo.co.il

Dear Mr. Danielli,

In accordance with your instructions, confirmed in our engagement letter dated January 15th 2019 - (the "Engagement Letter") we have prepared this valuation report on Enlightened Capital LLC and Heximal Video Compression herein after ("the Companies").

Our work has been conducted in accordance with applicable professional standards and practice in Israel. In other jurisdictions, standards and practice relevant to investigating accountants may be different and may not provide for reporting in the manner contemplated herein. Accordingly this report has not been prepared in accordance with the standards and practice of any professional body in any other jurisdiction.

This report is addressed to and intended for the use of the addressee[s] only in connection with the proposed Valuations and then use in conducting a public or private offering. Save as expressly provided for in our engagement letter, it is not to be referred to or quoted, in whole or in part, in any other context without our prior written consent.

This report is based on the latest information made available to us as of February 10th, 2019. We accept no responsibility to update it for events that take place after the date of its issue.

We prepared this report from information supplied by and from discussions with the Companies management. We have not verified the accuracy, reliability or completeness of the information supplied and the procedures that we used to perform the work did not constitute an audit or review made under any generally accepted auditing standards. We emphasise that our enquiries would not necessarily disclose all matters of significance to you relating to the Companies.

The body of the report contains key advice and issues that may not have been captured in the and, accordingly, BDO accepts no responsibility for any reliance placed on the executive summary.

We present and comment on the financial projections of the Companies, which are solely the responsibility of its directors. Since financial projections and the assumptions on which they are based relate to the future and may be affected by unforeseen events, actual results and cash flows are likely to be different from those projected and the differences may be material.

To the best of our knowledge, the directors of the Companies have confirmed that this report is complete and accurate in the areas it addresses, that no material matters have been omitted from the report (including any matters arising between the date of the draft report and the date of this letter) which might cause it to give a misleading view of the current state of, or prospects for the Companies.

If you require any clarification or further information, please contact Moti Dattelkramer on +972 050-6145020, Motid@bdo.co.il.

Moti Dattelkramer

BDO

Moti Dattelkramer
CPA

CONTENTS

1	Enlightened Capital Overview	5
2	Heximal Overview	9
3	Valuation Methodology	13
4	Enlightened Valuation	16
5	Heximal Valuation	22
6	Appendix	28

SUMMARY

- BDO conducted a DCF analysis to derive the companies' value:

K USD	
Enlightened - CER	4,160
Heximal Video Compressions	34,293
Total Valuation	**38,453**

- The Companies require approximately 4.5 M USD between 2019 and 2020:

K USD	
Enlightened - CER	(1,204)
Heximal Video Compressions	(3,284)
Total Capital Required	**(4,489)**

- Please see the valuation chapter for the full assumptions and forecasts.

- Below are the sensitivity analyses preformed on Enlightened Capital and Heximal Video Compressions' value of operations:
- Enlightened Capital:

Company NPV						
		Discount Rate				
		17%	*19%*	*21%*	*23%*	*25%*
Long Term Growth Rate	*3%*	6,264	5,066	**4,160**	3,457	2,898
	4%	6,555	**5,258**	**4,291**	**3,549**	2,965
	3%	**6,264**	**5,066**	**4,160**	**3,457**	**2,898**
	6%	7,297	**5,730**	**4,606**	**3,766**	3,118
	7%	7,779	6,026	**4,797**	3,894	3,208

- Heximal Video Compressions:

Company NPV						
		Discount Rate				
		16%	*18%*	*20%*	*22%*	*24%*
Long Term Growth Rate	*1%*	45,121	37,609	**31,800**	27,199	23,482
	2%	47,440	**39,235**	**32,977**	**28,073**	24,144
	3%	**50,116**	**41,079**	**34,293**	**29,038**	**24,869**
	4%	51,614	**42,096**	**35,011**	**29,561**	25,258
	5%	56,927	45,617	**37,452**	31,311	26,549

SECTION 1

ENLIGHTENED CAPITAL OVERVIEW

COMPANY OVERVIEW – ENLIGHTENED CAPITAL

About Enlightened Capital LLC

- Enlightened Capital LLC (Enlightened) seeks to reduce global climate change through innovation and invention. Enlightened has obtained exclusive licenses to sell pollution savings back to the EU resulting from Solar Projects in Israel until the year 2040 using Certified Emissions Reductions (CERs).
- The Kyoto Protocol and Paris Agreement developed the Clean Development Mechanism (CDM) under the United Nations Framework Convention on Climate Change framework. Enlightened owns Programmes of Activities (POAs) certified and registered under the Clean Development Mechanism (CDM).
- Enlightened has developed a strong history registering clean energy solutions including wind, hydro and biomass with the CDM, and trading CER's. As such, Enlightened seeks to trade CER's internationally by purchasing and/or building clean energy facilities.
- Enlightened is dedicated to trading its Israeli CERs in the EU, however its license is valid for trade in other countries with overseas facilities and CERs. Enlightened has pre-registered sites with the UN with more facilities in the pipeline currently under negotiations.

How does it work?

- CDM registered and licensed Clean Energy Producers obtain CERs, which reflect tonnes of pollutions saved
- The U.N allows for the trading of CERs at a specific rate (4-20 USD) with facilities that emit pollution above their local limits.
- CER trading helps polluting companies avoid heavy fines of approximately 10 – 40 USD/tonne.
- Enlightened hopes to trade CERs locally in Israel and abroad.
- Using registered U.N. CER traders such as Enlightened, provide an increase in profitability by approximately 5-15% for Clean Energy Producers.

Flow of Capital Among Stakeholders

- Enlightened generates CER revenues from trading them to with companies who are unable to maintain the limits imposed on them. The Clean Energy Producers pay receive between 50-60% of the trading income through revenue sharing agreements.
- Enlightened employs subcontractors, and pays related expenses from the gross income, after the revenue sharing.


CERs
Enlightened Gross Profit
Clean Energy Producers
Subcontractors
Enlightened
Revenue Sharing Agreement
Enlightened Earnings

The U.N. as the Intermediary

- After the Paris Agreement and Katowice convention of 2018, the UN strengthened the policies on climate change, most notably:
  - More aggressive pollution reduction goals
  - Tighter supervision
  - More fines
  - More incentives for converting fines into CERs
  - Stronger support for green energy producers

MARKET OVERVIEW – ENLIGHTENED CAPITAL

Global Climate Change Initiatives

- The Kyoto Protocol is an international treaty which extends the 1992 United Nations Framework Convention on Climate Change (UNFCCC). The Protocol commits state parties to reduce greenhouse gas emissions, based on two agreements; global warming is occurring and is likely that human generated carbon dioxide emissions are causing it.

What is Carbon Pricing

- Carbon pricing is a mechanism which captures the cost on a community caused by green house gasses. These costs include crop damage, health care costs, flooding, etc. Greenhouse gases are priced based on the amount of carbon dioxide emitted (CO_2). This cost helps a community by placing the burden of these damages back onto them. This cost is a method to make companies more aware of the damages they are forcing onto the community, and work to reduce harmful emissions. Therefore, carbon pricing has become a mechanism to "decarbonize economies."
- In 2017, there was in increase in global carbon pricing initiatives globally. Carbon pricing is continuing to gain substantial international attention, where in December 2017, which happened to be the second anniversary of the Paris Agreement, government leaders and international organizations discussed methods in which they plan to attack climate change.

2018 Figures

- In 2018, the total value of carbon pricing initiatives totaled approximately US 80 B
- 52 carbon pricing initiatives implemented/scheduled for implementation
- Initiatives in 2018 covered 11 GtCo2 emissions, representing almost 20% of global GHG emissions.

International Carbon Pricing

- International Carbon Pricing are global initiatives under the United Nations Framework Convention on Climate Change (UNFCCC).
- One of these initiatives include the joint implementation (JI) and the Clean Development Mechanism (CDM), developed as an offset mechanism under the Kyoto Protocol where parties can take part in the development of low carbon projects to achieve credits, called programs of activities.

CDM Projects

- In order for a CDM project to receive approval, it must reduce emissions beyond what would have occurred otherwise.
- The projects receive approval through a predetermined public registration and issuance process by the Designated National Authorities. The CDM executive board oversees all programs.
- The CDM has been operating since 2006, with over 1,650 projects registered, and is estimated to produce CERs equivalent to 2.9 B+ tonnes of carbon dioxide between 2008 -2012.
- The CDM issues Certified Emission Reductions (CERs), which are a type of emissions unit (or carbon credits) issued by the Executive Board for emission reductions achieved by CDM projects and verified by a DOE (Designated Operational Entity) under the rules of the Kyoto Protocol.
- CER credits are provided to projects which reduce overall CO_2 emissions, equal to one tonne of CO_2. CERs can be traded and sold as a vehicle to reduce emissions targets to meet the targets of the Kyoto Protocol.

MARKET OVERVIEW – ENLIGHTENED CAPITAL

Europe

- In Europe, there is the EU Emissions Trading System (ETS) in place, a trading program for European Union Allowances, (EUAs), the carbon credit in Europe.
- In February 2018, European regulators confirmed the EU ETS phase 4 (2021–2030) reforms. The reforms additionally introduced two low-carbon funding mechanisms for phase 4: the Modernization Fund and the Innovation Fund.
- The Modernization Fund will support investments in energy efficiency and the modernization of the energy sector in lower-income Member States, and will be financed by 2 percent of the total auctioned allowance proceeds.
- The Innovation Fund will provide financing for demonstration projects in energy-intensive industry, renewable energy and carbon capture and storage/utilization. This fund will be supported by the sale of 400 million EUAs and 50 million unallocated EUAs from Phase 3 (2013–2020) will be allocated to this fund.
- The price of EUAs have increased throughout the reform approval process from €5/tCO2 e (US$7/tCO2) on August 1, 2017 to €13/tCO2 (US$16/tCO2) on April 1, 2018.

Global Carbon Prices

- Carbon prices vary from less than US$1/tCO2 to a maximum of US$139/tCO2 (see appendix).
- In 2018, many initiatives saw an increase in their price levels compared to 2017. A significant change, was the increase in the European Union Allowance (EUA) price mentioned previously. This was in large part a result of the increase in certainty developed on the future of the European Union (EU) ETS beyond 2020.
- However, carbon prices remain at a low when compared to what is required to meet the targets of the Paris Agreement.

Carbon Taxes historically

- EUA prices fell below €5/tCO2 in 2013. Since 2017, EUA prices have been moving on an incline, when compared to 2011-2017, demonstrating the bullish market for global carbon pricing
- Below is a chart following the European Union Emissions Trading System carbon market price day-by-day. Closing ECX EUA Futures prices*.



EUA Price EUR (2008 - 2018)
35
30
25
20
15
10
5
0
07/04/2008
07/04/2009
07/04/2010
07/04/2011
07/04/2012
07/04/2013
07/04/2014
07/04/2015
07/04/2016
07/04/2017
07/04/2018

Source:
2018 Worldbank, State and Trends of Carbon Pricing 2018
**Non-adjusted price based on spot-month continuous contract calculations. Raw data from ICE via Quandl.*
https://sandbag.org.uk/carbon-price-viewer/

SECTION 2

HEXIMAL OVERVIEW

COMPANY OVERVIEW – HEXIMAL VIDEO COMPRESSION

About Heximal Video Compression

- Hemixal Video Compression (HVC) has developed a disruptive, patented IP technology improving video compression output between 30%-75% using a range of global networks.
- HVC offers a turnkey solution for companies to implement on top of existing protocols in the workplace including H263, H264 and H265.
- The improvements in compression outputs provide HVC users with premium experience from any digital broadcast network including the internet, mobile network, satellite and cable.
- HVC currently has a completed demo product that can demonstrate its technological capabilities with a single offline CPU.
- HVC has one registered patent with two more in the pipeline for technology related to picture quality and video compression.
- HVC expects to implement the following within the next year:

Strategy Highlights



Milestone A
9-12 MO
Milestone B
9-12 MO

Milestone A:

- Register two new patents and expand IP
- Develop and complete online multi CPU system
- Develop mobile and internet user face
- Two pilots in the streaming market and two in niche markets including live broadcasts and video conferencing
- Development of in-house compressor and extractor

Milestone B:

- Register additional IP
- Complete pilots and generate sales and full operations
- Deploy and run pilots with major players in global broadcast markets
- Complete development of in-house compressor/extractor

The Technology

- Typical methods of compression subdivide images into squares and rectangles using straight lines. Each square or rectangle is compressed individually, separated into the network to be collected and reformed into a complete image to the end user. This is deficient for two main reasons:
  - Dividing images by squares creates four points contact per square;
  - An optical distortion is created because human eyes are more akin to circular objects.

HVC's patented technology addresses both of these issues to generate an optimal process for end users experience by using the following techniques:

- HVC divides images into hexagons, the optimal video compression technique as it most closely resembles circles – the natural processing shape of the human eye.
- Using hexagons, HVC reduces 4 vectors (points of contact) to three.
- Compression using Hexagons improves image distortions by approximately 25% and can reach almost 75% improvements in sequential errors. The savings are dependent on the following factors:
  - Content: The more movement in the video, the greater the savings in resolution.
  - Resolution: Increasing demand for higher resolution means the number of pixels per image increases. Further savings per image are created per compression and subsequent extraction.
  - Application: As the quantity of data points required increases, so does the savings.
- HVC technology increases video transfer speed by 2x without the need to increase user bandwidth.
- Furthermore, HVC technology increases the quantity of video transfer without the need to increase user bandwidth.
- The HVC technology can fix broadcast/download delays and errors for the user.
- Reduces storage space computer resources and electricity consumption.

MARKET OVERVIEW – HEXIMAL VIDEO COMPRESSION

Video Encoding Market

- The Video Encoder Market was expected to be valued in 2017 at 1.7 B USD, and is forecasted to grow to 2.15 B USD by 2023 representing a CAGR of approximately 4% throughout the period.

Video Encoder Market (2017- 2023, USD B)



CAGR 4%
1.7
1.8
1.8
1.9
2.0
2.1
2.2
2017
2018
2019
2020
2021
2022
2023

- Leading factors contributing to the growth in the market include using cloud services to store data, integration of high efficiency video encoding standard for video encoding.
- The market consists of 20 B compressors/extractors in almost every device including mobile, TV, cameras and computers, in exact proportion to the amount of video based applications they use. The 10-15 largest companies on the market include Microsoft, Apple, Facebook, Google, Disney, Hulu etc. which are responsible for 60% of all compressors and extractors worldwide.
- The leading industry trends includes having the ability to deliver high quality, compressed digital content to all connected devices. The growing desire for ultra high definition and 4k videos has given ride to the development of encoders transmitting data over small bandwidths.
- North America has historically led the market for video encoders, being one of the largest markets for broadcast and surveillance equipment. Factors contributing to growth in the market include its economy, strong high tech and media sectors and connectivity. Moreover, an increase in cultural diversity leads to an increase in he near for broadcasting and streaming, further pushing growth in the encoder market.
- The market is currently using legacy technology from MPG family – H263, H264 and H265 - formats. A majority of users, an estimated 80%, pay annual royalties to MPEG LA for open source code. More than 50% of the market uses H263 however, a majority of these market patents have expired in 2018.
- Historically, improvements have been focused on the hardware and computing power, in addition to application and broadcasting performance. The focus is mainly on infrastructure and engineering, however have no effect on the video compression itself, and do not address market needs.
- **This market void provides Heximal with a winning opportunity. Heximal can steal market share by building on top of the already universal compressor and extractor protocol H263. Adding Heximal to the existing H263 technology will make it the most preferred product on the market when compared to H264, specifically when considering the benefits mentioned previously including improvements in image quality, electricity use and computing power.**
- **HVC can have immense impact and provide the most value to the video streaming segment.**

Source:
Dreamgrow, Top 15 most popular social networking sites
Statista
Company Research – Intel x Ovum

MARKET OVERVIEW – HEXIMAL VIDEO COMPRESSION

Video Streaming Market

- The video streaming market had approximately 777 M users in 2017, and is expected to reach 967 M by 2023, growing at a rate of 3%. The US is responsible for generating a majority of the revenue.

Video Streaming Users (2017-2023, M)



CAGR 3%
777
815
848
881
911
940
967
2017
2018
2019
2020
2021
2022
2023

- The global video streaming market size is expected to reach 125 B USD by 2025, representing a CAGR of 19%. Source: Grandview Research
- Consumers are increasing their streaming video subscriptions, where in 2018, it was expected that 53% of Americans will subscribe to at least two providers. By 2020, that percentage will increase to 62%, with 43% having two subscriptions and 19% subscribing to three or more.
- The market for the transfer of digital information is expected to increase 7X in the next few years, where the market for video transfer specifically represents 64% today (will grow to reach 80%).
- Today, there is an increasing trend towards streaming as opposed to cable and satellite, known as "cutting the cables". In the US, approximately 60% of users are expected to be streamers by the end of 2018.
- Furthermore, The increasing penetration rate of smartphones and associated high speed internets such as LTE, results in an increase in widespread data, specifically with regards to audio and video transmission over the internet. The growth in smartphone adoption has bolstered digital media access globally.
- The biggest technological advancements are focused on expanding the capacity of transferring digital information at an increased speed. Moreover, an increase in technological advancements including AI and implementation of block-chain technologies is driving market demand.
- As a result, content creators and distributors are expected to provide the best quality content at the best speeds over a small bandwidth. However, outdated protocols are well beyond their depth. Little investment into legacy protocols including H263 and H264 are not keeping up with market demands and the need for higher resolutions.
- The US and Canada are expected to lead growth throughout the forecast period as a result of the major players established in the markets. Furthermore, the adoption of video streaming solutions across the region has accelerated growth in the market.
- However, Asia Pacific is expected to witness the fastest growth throughout the period due to strong demand for online streaming and high speed internet.
- Leading players in the market include household names such as Netflix, Adobe, Amazon, Microsoft, Apple, Google, Hulu and Cisco Systems.

Source:
Business Insider, Most Americans will have multiple SVOD subscriptions by 2018
Statista,
Marketwatch, Video Streaming Market 2018
Grandview Research Video Streaming Market
Company Research – Intel x Ovum

SECTION 3

VALUATION METHODOLOGY

METHODOLOGY

Approaches to Valuation

- In order to arrive at estimate value, the three generally accepted approaches to valuation were considered as described below.
- The generally accepted approaches to valuation are commonly referred to as the following:
  1. Market approach
  2. Income approach
  3. Asset-based approach
- Within each category, a variety of methodologies exists to assist in the estimation of fair value. The following contain a brief overview of the theoretical basis of each approach, as well as a discussion of the specific methodologies relevant to the analyses performed.

1. Market Approach

- The market approach references actual transactions in the assets of the enterprise being valued or transactions in similar assets that are traded in the public markets. Third-party transactions in the assets of an enterprise generally represent the best estimate of fair market value if they are done at arm's length.

2. Income Approach

- The income approach is based on the premise that the value of a security or asset is the present value of the future earning capacity that is available for distribution to investors in the security or asset.
- A commonly used methodology under the income approach is a discounted cash flow analysis. A discounted cash flow analysis involves forecasting the appropriate cash flow stream over an appropriate period and then discounting it back to a present value at an appropriate discount rate.
- This discount rate should consider the time value of money, inflation, and the risk inherent in ownership of the asset or security interest being valued.

3. Asset-Based Approach

- A third approach to the valuation is the asset-based approach. The discrete valuation of an asset using an asset-based approach is based upon the concept of replacement as an indicator of value. A prudent investor would pay no more for an asset than the amount for which he or she could replace the asset new.
- The asset-based approach establishes value based on the cost of reproducing or replacing the property, less depreciation from physical deterioration and functional obsolescence, if present and measurable.
- This approach generally provides the most reliable indication of the value of land improvements, special-purpose purpose buildings, special structures, systems, and special machinery and equipment.
- **Conclusion: We performed a valuation according to the income approach:**
  - **We performed valuations based on the income approach for both Heximal and Enlightened Capital according to managements growth plans for 2019 and hereafter.**
  - **Enlightened has two potential business units, CER trading and the installation of Photovoltaic (PV) Systems which generate revenues from Feed in Tariffs. With respect to the PV Systems, the Company currently has no existing operations or leads to actualize revenues. As such, we have assigned no value and have only forecasted the potential revenues and expenses which could result from establishing this business. The equity required to finance the PV systems will be generated through an additional round of financing, or, from a cash reserve in Enlightened Capital's other business at the approval of the shareholders.**

METHODOLOGY CONTINUED

Discount Rate

- When applying the Income Approach, the cash flows expected to be generated by a business are discounted to their present value equivalent using a rate of return that reflects the relative risk of the investment, as well as the time value of money. This return, known as the weighted average cost of capital ("WACC") is calculated by weighting the required returns on interest-bearing debt and common equity capital in proportion to their estimated percentages in an expected industry capital structure.
- The general formula for calculating the WACC is:
- WACC = Kd (D%) + Ke (E%) Where:

WACC =	Weighted average rate of return on invested capital
Kd =	After-tax rate of return on debt capital
D% =	Debt capital as a percentage of the sum of the debt, and common equity capital ("Total Invested
Ke =	Rate of return on common equity capital
E% =	Common equity capital as a percentage of the Total Invested Capital

Rate of Return on Capital

- The CAPM rate of return on capital is calculated using the formula:
- In applying the CAPM, the rate of return on capital is estimated as the current risk-free rate of return, plus a market risk premium expected over the risk-free rate of return, multiplied by the "beta" for the valued company. Beta is defined as a risk measure that reflects the sensitivity of a company's stock (or capital) price to the movements of the stock market as a whole.

Rate of Return on Capital

Ke = Rf + B(Rm * Rf)+ SCP+ Sp Where;	
Ke=	Rate of return on capital;
Rf=	Risk free rate of return;
B=	Beta or systematic risk for this type of capital investment;
Rm - Rf=	Market risk premium - the expected return on a broad portfolio of stocks in the market (Rm) less the risk free rate (Rf);
SCP	Small cap premium;
Sp	Specific company premium;

- BDO assigned a weighted average cost of capital for the following three businesses:

Input	Symbol	Heximal	Enlightened
Financial leverage	D/E	90%	0%
Debt ratio	D/V	11%	0%
Equity ratio	E/V	89%	100%
Cost of Debt	Kd	6%	5%
1-Tax Rate	1-T	73%	73%
Risk free rate	Rf	2.1%	2.1%
Equity risk premium	Rm-Rf	7%	7%
Levered Beta	$Beta_L$	1.23	1.04
Unlevered Beta	Beta	0.74	1.04
Small Company Premium	SCP	11%	11%
Cost of Equity	Ke	19%	21%
Company's Discount Rate		**20%**	**21%**

- See appendix for sources and comments.

SECTION 4

ENLIGHTENED VALUATION

FORECAST SUMMARIES – ENLIGHTENED CER BUSINESS

- A summary of the forecasted operations for Enlightened's CER business can be seen below:

USD K	2019	2020	2021	2022	2023	2024	2025	2026	2027	Terminal
CER Sales	988	3,221	5,089	7,634	10,103	12,124	13,337	14,270	14,984	15,433
YoY Growth		**226%**	**58%**	**50%**	**32%**	**20%**	**10%**	**7%**	**5%**	**3%**
COGS										
Revenue Distribution	543	1,771	2,799	4,199	5,557	6,668	7,335	7,849	8,241	8,488
% of revenues	55%	55%	55%	55%	55%	55%	55%	55%	55%	55%
Gross Profit	**444**	**1,449**	**2,290**	**3,435**	**4,547**	**5,456**	**6,001**	**6,422**	**6,743**	**6,945**
Gross Margin	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**
Expenses										
Third Party Revenue Sharing	214	670	1,022	1,443	1,914	2,296	2,526	2,703	2,838	2,923
% of revenues	22%	21%	20%	19%	19%	19%	19%	19%	19%	19%
S&M	50	97	181	238	250	300	331	354	371	382
% of revenues	5%	3%	4%	3%	2%	2%	2%	2%	2%	2%
G&A	540	573	597	622	648	778	856	916	961	990
% of revenues	55%	18%	12%	8%	6%	6%	6%	6%	6%	6%
Operating Profit	**(359)**	**110**	**491**	**1,131**	**1,734**	**2,081**	**2,289**	**2,449**	**2,572**	**2,649**
Operating Margin	**-36%**	**3%**	**10%**	**15%**	**17%**	**17%**	**17%**	**17%**	**17%**	**17%**



Total Revenues & Revenue Distribution (M USD)
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
988
3,221
5,089
7,634
10,103
12,124
13,337
14,270
14,984
15,433
543
1,771
2,799
4,199
5,557
6,668
7,335
7,849
8,241
8,488
2019
2020
2021
2022
2023
2024
2025
2026
2027
Terminal Year
CER Sales
Revenue Distribution



Operating Margin (%) Expenses (M USD)
10,000
8,000
6,000
4,000
2,000
-
20%
10%
0%
-10%
-20%
-30%
-40%
-36%
3%
10%
15%
17%
17%
17%
17%
17%
17%
804
1,339
1,799
2,304
2,812
3,375
3,712
3,972
4,171
4,296
2019
2020
2021
2022
2023
2024
2025
2026
2027
Terminal Year
Third Party Revenue Sharing
G&A
Operating Margin
S&M
Total

- Note: There is a difference in the appearance of the G&A expenses here and in the assumptions breakdown, as we have assumed that 10% of the expenses are allocated to the PV systems business (totals remain the same).

FORECAST ASSUMPTIONS – ENLIGHTENED REVENUES

Assumptions

Revenues

- As mentioned, Enlightened is currently focused on trading its CERs produced in Israel to the EU, for projects of up to 15MW.
- Currently, the Company has 47 MW signed to CER sharing agreements. By the end of 2019, we forecast total sales to represent 4% percent of the current installed market in Israel, 3750 MW. Israel's installed capacity is forecasted based off of the energy authority's annual 2017 report. The Company expects to capture 18% of the total market by the end of the forecast.
- As the Company is licensed to trade CERs in the EU and is interested in doing so, a conservative amount of sales from CERs generated in the EU was included in the forecast. Figures from the 2018-2022 global market outlook were used to determine the regions installed capacity. The forecast assumed that Enlightened will capture .03% of the installed market in the region in the first year of operations.

Inputs	2020	2021	2022	2023	2024
Tonnes of CO2/mwh	1,022	1,022	1,022	1,022	1,022
Price/cer in us	6.0	6.3	6.6	6.9	7.3
Installed Capacity Israel (MW)	3,750	4,000	4,250	4,500	4,750
Israeli Company Market Share	141	400	553	675	855
Share %	4%	10%	13%	15%	18%
Other Markets	68,672	131,694	146,218	183,010	213,422
Other	20	100	200	400	500
Share %	0.03%	0.08%	0.14%	0.22%	0.23%
Total MWH	161	500	753	1,075	1,355
Total CERs	164,606	511,200	769,356	1,099,080	1,385,352
Income from CERs	**988**	**3,221**	**5,089**	**7,634**	**10,103**

- The amount of CERs generated is based on tonnes/MWH produced in renewable energy. Each renewable energy MWH is converted into CO2 first based on annual sunlight hours, (1800 annually) and then converted into tonnes /MWH based on a factor related to the gas that the emission reduction vehicle is for. For CO2, this factor is .568 in Israel, according to our estimates.
- The Company will sell its CERs at a price of 6 USD/CER which is expected to grow annually by 5%, as the market insists that the prices are expected to rise in the near future. However, this amount is on the lower end of CER trading prices. Prices range from 4-20 USD/CER.

COGS & GM

- The Company's COGS are related to revenue distribution agreements signed with Clean Energy Producers. The Producers receive a portion of the gross income from CER trades. This amount is a fixed percent of sales annually, and remains at 55% throughout the forecast, an average sharing agreement split of the current agreements.
- The company's gross margin is expected to remain stable throughout the forecast at 45% as a result of the revenue distribution agreement.

FORECAST ASSUMPTIONS – ENLIGHTENED OPERATIONS

Assumptions

3rd Party

- The Company employs subcontractors to operate the solar energy plants in Israel. These subcontractors are paid based on the amount of MWH they produce, and receive a portion of the CER sales. Solar plants that produce less than 15 MW receive 23%, where plants that produce in excess of 15MW generate 12% of the sales from the MW they produce.

USD K	% Share	2020	2021	2022	2023	2024
Third parties (solar, Israel, less than 15MW)		141	400	553	675	855
Third parties (solar, others)		20	100	200	400	500
Third parties (solar, Israel, less than 15MW)	23%	199	593	859	1,102	1,466
Third parties (solar, Israel, greater than 15MW)	12%	15	77	162	341	447
Share of third parties in EBT		**214**	**670**	**1,022**	**1,443**	**1,914**

G&A

- Enlightened is responsible for the full process of registering and site recognition by the UN and all associated activities including electricity production reports, licensing, and
- The Company's G&A expenses are led by the salaries for the C-suite executives which include a CEO, COO and CFO. Other G&A expenses include typical items such as rent, travel, monitoring and supervision (of the plants), auto expenses and UN visits. These figures are forecasted based on managements assumptions.
- Salaries (included in S&M) are expected to grow by 5% annually throughout the forecast, with all remaining expenses growing 3% annually.
- The Company will operate in Israel. Therefore, any expenses related to global expansion has been excluded from the forecast.

S&M

- The Company's sales and marketing expenses include managers responsible for overseeing revenue generating regions and monitoring activities. These managers will be focused on Israel and the EU. The Company will also employ research analysts responsible for assisting with businesses development in additional regions and closely monitoring CER activity to find optimal markets to penetrate. Salaries grow 5% annually throughout the forecast.

Operating Margins

- The Company is expecting that CER activity will generate a positive operating margin in the second year of the forecast. Margins grow to reach 17% in 2023 and remain stable hereafter.

G&A	2019	2020	2021	2022	2023
Salaries	402	473	496	521	547
Depreciation	5	5	5	6	6
Auto expenses	69	71	71	71	71
Supervision	8	8	8	9	9
Travel - local	6	6	6	7	7
Travel - overseas	-	20	21	21	22
Communications	-	2	2	2	2
Rent	10	10	11	11	11
UN Visits	30	31	32	33	34
Unexpected	10	10	10	11	11
Total G&A	**540**	**637**	**663**	**691**	**720**

S&M	2019	2020	2021	2022	2023
Sales					
Manager	-	37	77	122	128
Research	-	-	28	29	30
Total	**-**	**37**	**105**	**150**	**158**
Benefits	-	7	21	30	32
Total	**-**	**44**	**126**	**181**	**190**
Advertising	**50**	53	55	58	61
Total S&M	**50**	**97**	**181**	**238**	**250**

FORECAST ASSUMPTIONS – FREE CASH FLOWS

	Assumptions
Free Cash Flows	**Tax:** ▸ The Company pays the Israeli corporate tax rate of 23%. ▸ The Company is expected to pay taxes in the third year of the forecast for CER activity. **CAPEX:** ▸ The Company does not expect to incur any significant capital expenditures throughout the forecast for its CER business. The company expects to purchase typical equipment required for employees inclusive of computers, software and furniture. **Depreciation:** ▸ The straight line depreciation method was used throughout the forecast. Depreciation is expected to be minimal. **Working Capital:** ▸ Working capital accounts were forecasted based on a percent of sales from Damadoran industry comparable companies. ▸ AR is approximately 27% of sales, where accounts payables are forecasted to be 11% of sales. Other current assets and current liabilities are expected to be 3% of sales and 8% of sales respectively, according to company expectations. **WACC & LTGR:** ▸ The WACC estimates were forecasted using a group of comparable companies from the Damadoran database. ▸ The WACC is forecasted to be 21% and the LTGR is expected to be 3%.

VALUATION – ENLIGHTENED CER BUSINESS

Discounted Cash Flow Analysis

USD K	2019	2020	2021	2022	2023	2024	2025	2026	2027	Terminal Year
CER Sales	988	3,221	5,089	7,634	10,103	12,124	13,337	14,270	14,984	15,433
YoY Growth		**226%**	**58%**	**50%**	**32%**	**20%**	**10%**	**7%**	**5%**	**3%**
COGS										
Revenue Distribution	543	1,771	2,799	4,199	5,557	6,668	7,335	7,849	8,241	8,488
% of revenues	55%	55%	55%	55%	55%	55%	55%	55%	55%	55%
Gross Profit	**444**	**1,449**	**2,290**	**3,435**	**4,547**	**5,456**	**6,001**	**6,422**	**6,743**	**6,945**
Gross Margin	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**	**45%**
Expenses										
Third Party Revenue Sharing	214	670	1,022	1,443	1,914	2,296	2,526	2,703	2,838	2,923
% of revenues	22%	21%	20%	19%	19%	19%	19%	19%	19%	19%
S&M	50	97	181	238	250	300	331	354	371	382
% of revenues	5%	3%	4%	3%	2%	2%	2%	2%	2%	2%
G&A	540	573	597	622	648	778	856	916	961	990
% of revenues	55%	18%	12%	8%	6%	6%	6%	6%	6%	6%
Operating Profit	**(359)**	**110**	**491**	**1,131**	**1,734**	**2,081**	**2,289**	**2,449**	**2,572**	**2,649**
Operating Margin	**-36%**	**3%**	**10%**	**15%**	**17%**	**17%**	**17%**	**17%**	**17%**	**17%**

Cash Flows	2019	2020	2021	2022	2023	2024	2025	2026	2027	Terminal Year
Operating Profit	(359)	110	491	1,131	1,734	2,081	2,289	2,449	2,572	2,649
Tax	-	-	(113)	(260)	(399)	(479)	(527)	(563)	(592)	(609)
Depreciation	25	25	31	32	38	18	18	18	18	18
Capex	(150)	-	(30)	(10)	(30)	(30)	(40)	(30)	(30)	(40)
Working Capital	(109)	(246)	(206)	(280)	(272)	(222)	(133)	(103)	(79)	(49)
Free Cash Flows	**(593)**	**(111)**	**173**	**613**	**1,071**	**1,368**	**1,607**	**1,771**	**1,890**	**1,968**
Discounted Cash Flows	(539)	(83)	108	314	454	479	466	424	374	2,163

Below is the weighted average cost of capital applied to the Company's free cash flows and the long term growth rate applied to the terminal year:

WACC	21%
LTGR	3%

The present value of the Company's operations is approximately 4.2 M USD:

Value from operations	
Company Value	4,160

The total capital required by the Company is 1.2 M USD:

USD	2019-2020
Free Cash Flows	(704)
Unpaid Debt	(500)
Capital required	**(1,204)**

The capital required will mainly be used to finance capex and working capital needs in the first two years. 500 K USD will be used to pay back debtors.

A sensitivity was applied to the operations WACC and LTGR:

Company NPV					
	Discount Rate				
Long Term Growth Rate	*17%*	*19%*	*21%*	*23%*	*25%*
3%	6,264	5,066	**4,160**	3,457	2,898
4%	6,555	**5,258**	**4,291**	**3,549**	2,965
3%	**6,264**	**5,066**	**4,160**	**3,457**	**2,898**
6%	7,297	**5,730**	**4,606**	**3,766**	3,118
7%	7,779	6,026	**4,797**	3,894	3,208

SECTION 5

HEXIMAL VALUATION

FORECAST SUMMARIES - HEXIMAL

- A summary of the forecasted operations for Heximal are shown below:

USD K	2019	2020	2021	2022	2023	2024	2025	Terminal Year
Revenues								
Streaming	-	683	2,820	4,352	5,969	6,864	7,344	7,565
Other	-	1,577	5,783	9,543	10,497	12,072	12,917	13,304
Total Revenues	**-**	**2,261**	**8,603**	**13,894**	**16,466**	**18,936**	**20,261**	**20,869**
YoY Growth			**281%**	**61%**	**19%**	**15%**	**7%**	**3%**
COGS								
Manufacturing	600	630	496	521	547	379	405	417
Gross Profit	**(600)**	**1,631**	**8,107**	**13,373**	**15,919**	**18,557**	**19,856**	**20,451**
Gross Margin		**72%**	**94%**	**96%**	**97%**	**98%**	**98%**	**98%**
Expenses								
S&M	808	1,033	1,366	1,938	2,030	1,954	2,091	2,154
% of revenues		46%	16%	14%	12%	10%	10.3%	10.3%
G&A	790	1,007	1,554	2,024	2,273	2,614	2,797	2,881
% of revenues		45%	18%	15%	14%	14%	14%	14%
R&D	163	171	358	376	395	379	405	417
% of revenues		8%	4%	3%	2%	2%	2%	2%
Operating Profit	**(2,360)**	**(580)**	**4,829**	**9,036**	**11,220**	**13,610**	**14,562**	**14,999**
Operating Margin		**(26)%**	**56%**	**65%**	**68%**	**72%**	**72%**	**72%**



Total Revenues (M USD)
Gross Margin (%)
25,000
20,000
15,000
10,000
5,000
-
120%
100%
80%
60%
40%
20%
0%
72%
94%
96%
97%
98%
98%
98%
1,577
2,820
5,783
4,352
9,543
5,969
10,497
6,864
12,072
7,344
12,917
7,565
13,304
2019
2020
2021
2022
2023
2024
2025
Terminal Year
Streaming
Other
Gross Margin



Operating Margin (%) Expenses (M USD)
6,000
5,000
4,000
3,000
2,000
1,000
-
80%
60%
40%
20%
0%
(20)%
(40)%
1,760
2,210
(26)%
3,278
56%
4,337
65%
4,699
68%
4,947
72%
5,294
72%
5,452
72%
2019
2020
2021
2022
2023
2024
2025
Terminal Year
S&M
G&A
R&D
Operating Margin

FORECAST ASSUMPTIONS - REVENUES FOR 2020 AND PILOT NOW

Assumptions

Revenues

- As mentioned, the estimated number of global video users is 20 billion according to the Company. Heximal will focus on the US streaming market as the region hosts the markets major players, providing Heximal with immediate global exposure.
- The Company is expecting to initially approach two closed circuit video markets including security and video conferencing. Both of these video markets are expected to be areas of high growth that require premium quality and resolution video according to management. Total users are forecasted at 881 M and grow at a 3% rate.

Streaming Market	2019	2020	2020	2021	2022	2023
Subscribers	881,000,000	911,000,000	940,000,000	967,000,000	994,775,532	1,023,348,872
Growth	0%	3%	3%	3%	3%	3%
Market Share	0%	0.5%	2%	3%	4%	5%
Heximal Customers	-	4,555,000	18,800,000	29,010,000	39,791,021	51,167,444
Cost/customer	0.15	0.15	0.15	0.15	0.15	0.15
Revenue	-	**683,250**	**2,820,000**	**4,351,500**	**5,968,653**	**7,675,117**

Other Markets	2019	2020	2021	2022	2023
Users	19,119,000,000	21,030,900,000	23,133,990,000	25,447,389,000	27,992,127,900
Market share	0.0%	0.15%	0.50%	0.75%	0.75%
Heximal customers	-	31,546,350	115,669,950	190,855,418	209,940,959
Price	0.05	0.05	0.05	0.05	0.05
Revenue	-	**1,577,318**	**5,783,498**	**9,542,771**	**10,497,048**

- Revenues are expected to be generated in the second year of the forecast, as in 2019, the Company will focus on completing a market ready product and a pilot test to ensure that the software functions properly.
- The Company's revenues are forecasted using a top down approach as is based on the total video consumer market led by video streaming and other video market segments. The video streaming market is based on the market forecast figures (seen in the market overview). The others segment is the remaining amount of the 20 B video users, and grows annually by 10%.
- Of the streaming subscriber market, we forecast Heximal to penetrate 0.5% of the market in the first year of operations and grow to reach 5% of the market by 2024.
- The price per customer is expected to be .15 US cents, significantly less than competitor prices. This price is expected to remain stable throughout the forecast.
- Moreover, Heximal will capture revenues from other media markets. We forecast Heximal to penetrate 0.15% in 2020 and grow to reach 0.75% by 2024. Beyond 2024, we expect that revenues will grow at the LTGR.

COGS & GM

- COGS cover the remaining costs associated with developing and marketing the technology. It is estimated that the Company will require 4 scientists who are paid annual salaries of 100 K USD, with benefits totaling 20% of base salary. Though only another year of development is required, in the event of any issues with installation and initial and ongoing global market rollout, the team remains at 4 until 2020. In 2021 and 2022, the team is downsized to three engineers, and remain this way in the long term.
- Gross margins are expected to increase throughout the forecast from 72% in 2019, to reach 98% by the terminal year, due to the relatively non-existent variable costs associated with maintaining producing the technology. Furthermore, the Company is able to add on its technology and protocol to existing hardware and does not need to pay for the associated cost of materials for the hardware, thus inflating the gross margins when comparing to comparable companies.

FORECAST ASSUMPTIONS – OPERATIONS

	Assumptions
G&A	▸ The company's main expense throughout the forecast is general and administrative expenses. The composition of the expenses can be seen below. As can be seen, salaries are the largest expense, covering the C-suite executives. Included in G&A are unexpected expenses, which we have estimated to be approximately 8% of revenues. Salaries are expected to increase by 5% annually, and all other expenses are expected to increase by 3% annually.
R&D	▸ R&D is expected to cover a product manager to direct the product and its offerings throughout the forecast. The product manager role is vital in new software companies and are responsible for organizing and directing the team to complete and roll out the development of their product. It is often considered the most important function in a software company. The product manager is also responsible for directing the team of engineers. Salaries are expected to increase by 5% annually.
S&M	▸ Sales and marketing is comprised of marketing and sales managers and market research and business development representatives. A breakdown of the roles by department can be seen on the following slides. Salaries increase by 5% annually. All employees are entitled to benefits totaling 25% of base salary, per managements assumptions. ▸ The Company is expecting to engage in minimal marketing efforts. This includes activities related to spreading awareness about the brand and attending conventions in order to get the brand connected with leading manufacturers of H264 protocols. The budget is estimated at 200 K USD, and grows annually by 3%. ▸ The marketing strategy is predicted on the Company's goal of establishing a business relationship with large streaming companies, who are the end consumer.
Operating Margins	▸ Operating margins are expected to become positive in the second year of the forecast. Margins are expected to reach 72% by 2025, and remain stable hereafter.

G&A	2019	2020	2021	2022	2023
Salaries	390	410	430	451	474
Depreciation	45	51	60	73	83
Auto	5	5	5	5	5
Entertainment	10	10	11	11	11
Travel overseas	50	52	53	55	56
Travel local	10	10	11	11	11
Communications	10	10	11	11	11
Rent	60	62	64	66	68
Accountant	20	21	21	22	23
Lawyer	90	93	95	98	101
Consultant	60	62	64	66	68
Conferences	20	21	21	22	23
Insurance	20	21	21	22	23
Unexpected	-	181	688	1,112	1,317
Total G&A	**790**	**1,007**	**1,554**	**2,024**	**2,273**

S&M	2019	2020	2021	2022	2023
Marketing Manager	80	84	132	232	243
Sales Manager	120	210	265	370	389
Market research/Business development	70	74	116	162	170
Total Salary	270	368	513	764	802
Benefits	68	92	128	191	201
Total	**608**	**827**	**1,153**	**1,719**	**1,805**
Advertising	200	206	212	219	225
Total S&M	**808**	**1,033**	**1,366**	**1,938**	**2,030**

FORECAST ASSUMPTIONS – FREE CASH FLOWS

	Assumptions
Free Cash Flows	**Tax:** ▸ The Company will pay the Israeli Corporate Tax rate of 23%. **CAPEX:** ▸ The Company does not expect to incur any significant capital expenditures throughout the forecast. The company expects to purchase typical equipment required for employees inclusive of computers, software and furniture, and is expecting minimal refurbishment expenses to sustain operations, approximately 2% of rent. ▸ The straight line depreciation method was used throughout the forecast. Depreciation is expected to be minimal. **Working Capital:** ▸ Working capital accounts were forecasted based on a percent of sales from Damadoran industry comparable companies. AR is approximately 18% of sales, where accounts payables are forecasted to be 6% of sales. Other current assets and current liabilities are expected to be 3% of sales and 8% of sales respectively, according to company expectations. **WACC & LTGR:** ▸ The WACC estimates were forecasted using a group of comparable companies from the Damadoran database. ▸ The WACC is expected to be 20% and the LTGR 3%.

VALUATION - HEXIMAL

Discounted Cash Flow Analysis

USD K	2019	2020	2021	2022	2023	2024	2025	Terminal Year
Revenues								
Streaming	-	683	2,820	4,352	5,969	6,864	7,344	7,565
Other	-	1,577	5,783	9,543	10,497	12,072	12,917	13,304
Total Revenues	**-**	**2,261**	**8,603**	**13,894**	**16,466**	**18,936**	**20,261**	**20,869**
YoY Growth			281%	61%	19%	15%	7%	3%
COGS								
Manufacturing	600	630	496	521	547	379	405	417
Gross Profit	(600)	1,631	8,107	13,373	15,919	18,557	19,856	20,451
Gross Margin		72%	94%	96%	97%	98%	98%	98%
Expenses								
S&M	808	1,033	1,366	1,938	2,030	1,954	2,091	2,154
% of revenues		46%	16%	14%	12%	10%	10.3%	10.3%
G&A	790	1,007	1,554	2,024	2,273	2,614	2,797	2,881
% of revenues		45%	18%	15%	14%	14%	14%	14%
R&D	163	171	358	376	395	379	405	417
% of revenues		8%	4%	3%	2%	2%	2%	2%
Operating Profit	(2,360)	(580)	4,829	9,036	11,220	13,610	14,562	14,999
Operating Margin		(26)%	56%	65%	68%	72%	72%	72%

Cash Flows	2019	2020	2021	2022	2023	2024	2025	Terminal Year
Operating Profit	(2,360)	(580)	4,829	9,036	11,220	13,610	14,562	14,999
Tax	-	-	(1,111)	(2,078)	(2,581)	(3,130)	(3,349)	(3,450)
Depreciation	45	51	60	73	83	53	57	131
Capex	(251)	(31)	(44)	(69)	(51)	(51)	(51)	(131)
Working Capital		(158)	(444)	(370)	(180)	(173)	(93)	(43)
Free Cash Flows	(2,566)	(718)	3,290	6,592	8,491	10,308	11,126	11,507
Discounted Free Cash Flows	(2,343)	(546)	2,086	3,482	3,738	3,782	3,401	20,693

Below is the weighted average cost of capital applied to the Company's free cash flows and the long term growth rate applied to the terminal year:

WACC	20%
LTGR	3%

The present value of the Company's operations is approximately 34.3 M USD:

Value from operations	
Company Value	34,293

The capital required by the Company is approximately 3.3 M USD:

USD	2019-2020
Capital required	(3,284)

The capital required will mainly be used to finance remaining product development, and operating expenses in the first two years.

A sensitivity was applied to the operations WACC and LTGR:

Company NPV					
	Discount Rate				
Long Term Growth Rate	*16%*	*18%*	*20%*	*22%*	*24%*
1%	45,121	37,609	**31,800**	27,199	23,482
2%	47,440	**39,235**	**32,977**	**28,073**	24,144
3%	**50,116**	**41,079**	**34,293**	**29,038**	**24,869**
4%	51,614	**42,096**	**35,011**	**29,561**	25,258
5%	56,927	45,617	**37,452**	31,311	26,549

SECTION 6

APPENDIX

FORECAST ASSUMPTIONS – ENLIGHTENED PV SYSTEMS

Assumptions

General

- Enlightened Capital wishes to create a PV system investment operation.
- Currently, the Company has no initial leads or operations and has not decided on the financing plan for the new venture.
- We have included a representative forecast for the operation in this appendix, but do not attribute a value to the operation. Such operation’s value and required investment will be determined at a later date between shareholders.

Revenues

- Enlightened plans to invest in the construction of photovoltaic (PV) solar plants locally in Israel and abroad.
- The Company will generate revenues based on the Feed in Tariffs/KWH produced by the solar plants, which in Israel is approximately 0.5 US cents.
- The forecast of expected KWH was generated from managements assumptions.

PV	2020	2021	2022	2023	2024
KWH	3,000	10,000	15,000	22,500	33,750
Annual Sunlight	1,800	1,800	1,800	1,800	1,800
Fee	0.05	0.05	0.05	0.05	0.05
Total Income	**270**	**900**	**1,350**	**2,025**	**3,038**

- The Company is expecting to invest and generate revenues from PV plants in 2020.

COGS & GM

- The Company’s COGS consist of the solar plants equipment depreciation, which is on average, 51% throughout the forecast.
- The Company is also responsible for paying annual maintenance fees, which is estimated at 15% of sales throughout the forecast.
- The company’s gross margin is expected to remain strong throughout the forecast and reach 38% by the terminal year.

Operating Margins

- It is expected that approximately 10% of G&A expenses are related to the ongoing operations of the PV plants.
- PV operating margins are expected to remain high throughout the forecast, reaching an average of 28%.

FORECAST SUMMARIES – ENLIGHTENED PHOTOVOLTAIC SYSTEMS

- A summary of the forecasted operations for Enlightened's Photovoltaic Solar System business can be seen below:

USD K	2019	2020	2021	2022	2023	2024	2025	2026	2027	Terminal Year
PV System Revenues		270	900	1,350	2,025	3,038	3,129	3,222	3,319	3,419
YoY Growth			**233%**	**50%**	**50%**	**50%**	**3%**	**3%**	**3%**	**3%**
COGS										
Depreciation		120	400	800	1,200	1,600	1,600	1,600	1,600	1,600
% of revenues		44%	44%	59%	59%	53%	51%	50%	48%	47%
System maintenance		41	135	203	304	456	469	483	498	513
% of revenues		15%	15%	15%	15%	15%	15%	15%	15%	15%
Gross Profit		**110**	**365**	**348**	**521**	**982**	**1,059**	**1,139**	**1,221**	**1,306**
Gross Margin		**41%**	**41%**	**26%**	**26%**	**32%**	**34%**	**35%**	**37%**	**38%**
G&A		64	66	69	72	108	111	115	118	122
% of revenues		24%	7%	5%	4%	4%	4%	4%	4%	4%
Operating Profit		**46**	**299**	**278**	**449**	**874**	**948**	**1,024**	**1,103**	**1,184**
Operating Margin		**17%**	**33%**	**21%**	**22%**	**29%**	**30%**	**32%**	**33%**	**35%**


PV Revenues (M USD)
270
900
1,350
2,025
3,038
3,129
3,222
3,319
3,419
2020
2021
2022
2023
2024
2025
2026
2027
Terminal Year


Gross & Operating Margins (%) Costs (M USD)
2,500
2,000
1,500
1,000
500
-
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
41%
41%
26%
26%
32%
34%
35%
37%
38%
120
400
135
800
203
1,200
304
1,600
456
1,600
469
1,600
483
1,600
498
1,600
513
2020
2021
2022
2023
2024
2025
2026
2027
Terminal Year
Depreciation
System maintenance
Total
Gross Margin

WACC – SOURCES AND COMMENTS

Heximal:

Input	Symbol	Heximal	Source & Comments
Financial leverage	D/E	90%	Damodaran Data 2019
Debt ratio	D/V	11%	Damodaran Data 2019
Equity ratio	E/V	89%	Damodaran Data 2019
Cost of Debt	Kd	6%	Damodaran Data 2019
1-Tax Rate	1-T	73%	Israeli corporate tax rate
Risk free rate	Rf	2.1%	Trading Economics Israel 10 YR Jan 30 2019
Equity risk premium	Rm-Rf	7%	Damodaran Israel 2019
Levered Beta	$Beta_L$	1.23	Damodaran 2019
Unlevered Beta	Beta	0.74	Beta/[1+(D/E)*(1-T)]
Small Company Premium	SCP	11%	Duff & Phelps 10y 2019
Cost of Equity	Ke	19%	Rf +ß*(Rm-Rf)+SRP;
Company's Discount Rate		**20%**	**(D/V)*(1-T)*Kd + (E/V)*Ke**

Enlightened Capital - CER:

Input	Symbol	Input	Source & Comments
Financial leverage	D/E	0%	Company expected debt ratio
Debt ratio	D/V	0%	Company expected debt ratio
Equity ratio	E/V	100%	Company expected debt ratio
Cost of Debt	Kd	5%	Damodaran Data 2019
1-Tax Rate	1-T	73%	Israeli corporate tax rate
Risk free rate	Rf	2.1%	Trading Economics (US 10 YR Jan 21 2019)
Equity risk premium	Rm-Rf	7%	Damodaran Israel 2019
Levered Beta	$Beta_L$	1.04	Damodaran Green & Renewable Energy
Unlevered Beta	Beta	1.04	Beta/[1+(D/E)*(1-T)]
Small Company Premium	SCP	11%	Duff & Phelps 10y 2019
Cost of Equity	Ke	21%	Rf +ß*(Rm-Rf)+SRP;
Company's Discount Rate		**21%**	**(D/V)*(1-T)*Kd + (E/V)*Ke**

CARBON PRICING

Initiatives Globally

- Below is a global view of Carbon Pricing initiatives:

Figure 5 / Regional, national and subnational carbon pricing initiatives: share of global emissions covered



Share of global annual GHG emissions
25%
20%
15%
10%
5%
0%
Number of implemented initiatives
2 4 5 6 7 8 9 10 15 16 19 21 24 32 37 38 41 46 47 50 51
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Finland carbon tax (1990 →)
Poland carbon tax (1990 →)
Norway carbon tax (1991 →)
Sweden carbon tax (1991 →)
Denmark carbon tax (1992 →)
Slovenia carbon tax (1996 →)
Estonia carbon tax (2000 →)
Latvia carbon tax (2004 →)
EU ETS (2005 →)
Alberta SGER (2007 →)
Switzerland ETS (2008 →)
New Zealand ETS (2008 →)
Switzerland carbon tax (2008 →)
Liechtenstein carbon tax (2008 →)
BC carbon tax (2008 →)
RGGI (2009 →)
Iceland carbon tax (2010 →)
Tokyo CaT (2010 →)
Ireland carbon tax (2010 →)
Ukraine carbon tax (2011 →)
Saitama ETS (2011 →)
California CaT (2012 →)
Japan carbon tax (2012 →)
Australia CPM (2012 - 2014)
Québec CaT (2013 →)
Kazakhstan ETS (2013 →)
UK carbon price floor (2013 →)
Shenzhen pilot ETS (2013 →)
Shanghai pilot ETS (2013 →)
Beijing pilot ETS (2013 →)
Guangdong pilot ETS (2013 →)
Tianjin pilot ETS (2013 →)
France carbon tax (2014 →)
Mexico carbon tax (2014 →)
Spain carbon tax (2014 →)
Hubei pilot ETS (2014 →)
Chongqing pilot ETS (2014 →)
Korea ETS (2015 →)
Portugal carbon tax (2015 →)
BC GGIRCA (2016 →)
Australia ERF Safeguard Mechanism (2016 →)
Fujian pilot ETS (2016 →)
Washington CAR (2017 →)
Ontario CaT (2017 →)
Alberta carbon tax (2017 →)
Chile carbon tax (2017 →)
Colombia carbon tax (2017 →)
Massachusetts ETS (2018 →)
Argentina carbon tax (2019 →)
South Africa carbon tax (2019 →)
Singapore carbon tax (2019 →)
China national ETS (2020 →)

Carbon Prices

- Below are Carbon Prices in Different Countries:

Figure 6 / Prices in implemented carbon pricing initiatives



US$ 140/ tCO_2e
US$ 130/ tCO_2e
US$ 120/ tCO_2e
US$ 110/ tCO_2e
US$ 100/ tCO_2e
US$ 90/ tCO_2e
US$ 80/ tCO_2e
US$ 70/ tCO_2e
US$ 60/ tCO_2e
US$ 50/ tCO_2e
US$ 40/ tCO_2e
US$ 30/ tCO_2e
US$ 20/ tCO_2e
US$ 10/ tCO_2e
US$ 0/ tCO_2e
139 Sweden carbon tax
101 Switzerland carbon tax, Liechtenstein carbon tax
77 Finland carbon tax
64 Norway carbon tax (upper)
55 France carbon tax
36 Iceland carbon tax
29 Denmark carbon tax (fossil fuels)
27 BC carbon tax
Note: Nominal prices on April 1, 2018, shown for illustrative purpose only. The Australia ERF Safeguard Mechanism, British Columbia GGIRCA, Kazakhstan ETS and Washington CAR are not shown in this graph as price information is not available for those initiatives. Due to the dynamic approach to continuously improve data quality using official government sources, the carbon tax covering only F-gases in Spain and F-gas tax in Denmark were added. Prices are not necessarily comparable between carbon pricing initiatives because of differences in the sectors covered and allocation methods applied, specific exemptions, and different compensation methods.
US$/$tCO_2e$
25 UK carbon price floor, Spain carbon tax, Ireland carbon tax, Denmark carbon tax (F-gases)
23 Alberta CCIR, Alberta carbon tax
21 Slovenia carbon tax, Korea ETS
16 EU ETS
15 New Zealand ETS, California CaT, Ontario CaT, Québec CaT
9 Beijing pilot ETS
8 Portugal carbon tax, Switzerland ETS
7 Shenzhen pilot ETS
6 Shanghai pilot ETS, Saitama ETS, Tokyo CaT, Colombia carbon tax, Latvia carbon tax
5 Chile carbon tax
4 RGGI, Chongqing pilot ETS, Norway carbon tax (lower)
3 Fujian pilot ETS, Mexico carbon tax (upper), Japan carbon tax
2 Estonia carbon tax, Hubei pilot ETS, Guangdong pilot ETS
1 Tianjin pilot ETS
<1 Mexico carbon tax (lower), Poland carbon tax, Ukraine carbon tax